NEWS RELEASE

FOR RELEASE: Immediately                     CONTACT: Shareholder Services
                                                       (203) 532-2048


            AMBASE CORPORATION - COMPLETION OF BUILDING PURCHASE

Greenwich, CT - December 17, 2002 - On December 3, 2002 AmBase Corporation (the "Company") completed the previously announced purchase of a 38,000 square foot office building in Greenwich, CT, for investment purposes. The building was purchased from National Office Partners, LP, an unaffiliated third party. The purchase price of approximately $17,250,000 was financed with the Company's available funds.